UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 2, 2019
Date of Report (Date of earliest event reported)

GALA PHARMACEUTICAL INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-52044	42-1771014
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

18881 Von Karman Avenue, Suite 1440, Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

(949) 851-9261
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K fi ling is intended to simultaneously satisfy the fi ling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On December 31, 2018, Mr. Reiner Hoogenraad, was appointed as a member of the Company’s Board of Directors.

His biography is set forth below:

Reiner Hoogenraad, is the President of American Custom Golf Cars, Inc., a business started over 25 years ago (also known as ACG, Inc.). Mr. Hoogenraad was born in 1959 in Holland and graduated from Maerland Lyceum in Holland.

Mr. Hoogenraad began his career in the automotive industry in 1980. He has been a successful entrepreneur for over 30 years, and has 20 years’ experience as an Internal Combustion Engine and Electric Vehicle designer/developer including: car suspension development (later used by the Shelby Ultimate Aero supercar); drive train engineering and assembly; electric motor design and modification; automotive parts procurement; and vehicle assembly line and factory developer and owner. He is both a sole and multiple current automotive patent holder.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 2, 2019	By:	/s/ Maqsood Rehman
Maqsood Rehman
	Title:	Chief Executive Officer

2